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                                                                     Exhibit 5.1


                  [Letterhead of Cadwalader Wickersham & Taft]



                                November 26, 2002

BA Residential Securities, Inc.
201 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 26, 2002, pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by BA Residential Securities, Inc. (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), and a servicer (the "Servicer") or a master servicer (the "Master Servicer") to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement has been filed an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

                  We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company, and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the
                           Company,   enforceable   against  the  Company  in
                           accordance   with  its  terms,   subject  to
                           applicable   bankruptcy,   reorganization,
                           insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement is sought in a proceeding at law or in

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BA Residential Securities, Inc.     -2-                        November 26, 2002


                           equity); and

                  2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.



                                                     Very truly yours,


                                                /s/ Cadwalader Wickersham & Taft